PROMISSORY NOTE

$175,000

    January 26, 2012

FOR VALUE RECEIVED, the undersigned, PCS EDVENTURES!.COM, INC., an Idaho corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of TODD R. HACKETT, or (his/her/its) successors and assigns, if any (hereinafter referred to as “Lender”), the principal sum of One Hundred Seventy-Five Thousand Dollars ($175,000), together with interest on the unpaid principal amount of this Promissory Note (“Note”) at the rate of 15 percent (15%) per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on or before April 10, 2012.  One Hundred Forty Thousand of the advanced amount shall be wired to Borrower at execution of this agreement.  The remaining Thirty-Five Thousand shall be considered advanced on the date that the Cengage receivable pledged under a previous Note between Borrower and Lender dated January 6, 2012 is received by Borrower and would otherwise be remitted to Lender as satisfaction of that note, at which time the Note dated January 6, 2012 shall be considered paid in full as to principal.  Accrued interest on the January 6, 2012 Note at said date will be remitted to Lender.

All cash payments on this Note shall be made in lawful currency of the United States at the address of the Lender, or at such other place as the holder of this Note may designate in writing.

As further consideration for the Lender to loan the principal amount of this Note pursuant to the terms hereof, Borrower shall issue to Lender Warrants to Purchase Common Stock, the number of Warrants, exercise price, and the terms thereof to be in the Form of Warrant, a copy of which is attached to this Note, hereafter referred to as Warrant # 510030.  This Note is secured by Edison Schools Purchase Order Number 703645 to PCS for the sum of $192,185.00 as collateral. Borrower shall repay Lender the principal and interest within 5 working days of collection of the funds related to the invoicing of Edison Schools Purchase Order Number 703645.

This note is further secured by personal guarantees signed by Robert Grover, CEO, and Anthony A. Maher, shareholder and employee of Borrower, as indicated below.  All materials ordered to fulfill the Edison Schools Purchase Order Number 703645 shall be insured for inbound shipment and all shipments to the customer will be insured for outbound shipment for the full amount of the materials in question.

The obligations of the Borrower hereunder may be assigned by the Borrower without consent or prior notice to the Lender.

Upon default in the payment of any amount due pursuant to this Note for more than thirty (30) days after the due date, the Lender may, without notice, declare the entire debt and principal amount then remaining unpaid under this Note immediately due and payable and may, without notice, in addition to any other remedies, proceed against the Borrower to collect the unpaid principal and any interest due.  Presentment for payment, notice of dishonor, protest and notice of protest are waived by the Borrower and any and all others who may at any time become liable or obligated for the payment of all or any part of this Note, the principal or interest due.

This Note may be amended only by a written instrument executed by Lender and Borrower.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Idaho.  Any legal action to enforce any obligation of the parties to this Note shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note or any other documents accompanying this Note, or arising from the breach or any provision hereof, the prevailing party shall be entitled to seek from the other party all costs, damages, and expenses, including reasonable attorney’s and paralegal’s fees, incurred by the prevailing party.

Dated the day and year first above written.

PCS EDVENTURES!.COM, INC.

/s/Robert O. Grover

/s/Anthony A. Maher

Robert O. Grover, CEO

Anthony A. Maher, Shareholder

PCS Edventures, Inc.

(Guarantor)

345 Bobwhite Ct. Ste. 200

/s/Robert O. Grover

Boise, ID 83706

Robert O. Grover, CEO

(Borrower)

(Guarantor)

/s/Todd Hackett

Todd Hackett

Address

City, State Zip

Phone

(Lender)